UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2019

INNOPHOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road, Cranbury, New Jersey		08512
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 609-495-2495

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 per share	IPHS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2019, Innophos Holdings, Inc., a Delaware corporation (the “Company”), Iris Parent LLC, a Delaware limited liability company (“Parent”), and Iris Merger Sub 2019, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of One Rock Capital Partners II, LP, a Delaware limited partnership (“ORC Fund II”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

(i)	each share of Company common stock, par value $0.001 per share (the “Company Common Stock”) issued and outstanding (other than shares (i) held by the Company as treasury stock, (ii) owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub and (iii) held by stockholders who properly and validly exercise their statutory rights of appraisal in respect of such shares) will be automatically converted into the right to receive cash in an amount equal to $32.00 per share, without interest thereon (the “Per Share Price”);

(ii)	each of the Company Stock Options that are outstanding and unexercised shall immediately vest (if unvested), and shall cease to represent a right to acquire Company Common Stock, and each Company Stock Option that immediately prior to the Effective Time represented a right to acquire Company Common Stock shall be converted automatically into the right to receive (without interest), as soon as reasonably practicable after the Effective Time, a cash payment equal to the product of (a) the excess, if any, of the Per Share Price over the per share price of such Company Stock Option, multiplied by (b) the number of shares of Company Common Stock covered by such Company Stock Option, less applicable tax withholdings; provided, however, that, for the avoidance of doubt, if the per share exercise price of any such Company Stock Option is greater than or equal to the Per Share Price, such Company Stock Option shall be cancelled and terminated as of the Effective Time without any cash payment being made or other consideration provided in respect thereof;

(iii)	the restrictions on each share of Company Restricted Stock will, without any action on the part of the holder thereof, the Company, Parent or Merger Sub, lapse, and each such share of Company Restricted Stock be treated the same as, and have the same rights and be subject to the same conditions as, a share of Company Common Stock not subject to any restrictions, subject to any withholding taxes required by law to be withheld;

(iv)	each Company RSU that is outstanding and unvested immediately prior to the Effective Time shall be cancelled as of the Effective Time and converted into a right to receive (without interest), as soon as reasonably practicable after the Effective Time, a cash payment in an amount equal to the Per Share Price for each share of Company Common Stock covered thereby, subject to any withholding taxes required by law to be withheld; and

(v)	each Company Performance Share that is outstanding and unvested immediately prior to the Effective Time shall be cancelled and converted into a right to receive (without interest), as soon as reasonably practical after the Effective Time, a cash payment in an amount equal to the Per Share Price for each share of Company Common Stock covered thereby, with the number of shares covered by an award of Company Performance Shares to be equal to the greater of (a) the number determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the date on which the closing of the Merger occurs and (b) the target award level as provided in the applicable award agreement, plus the amount of any accrued but unpaid dividend equivalents associated with such Company Performance Share, subject to any withholding taxes required by law to be withheld.

While the Merger is not conditioned on Parent or any other party obtaining debt financing, Parent has obtained (i) debt financing commitments pursuant to the Debt Commitment Letter from the parties thereto for the purpose of financing the transactions contemplated by the Merger and paying related fees and expenses and (ii) equity financing commitments pursuant to the Equity Commitment Letter from the parties thereto (which include ORC Fund II) for the purpose of financing the equity portion of the transaction contemplated by the Merger Agreement. The obligations of the financing sources under the Equity Commitment Letter and the Debt Commitment Letter are subject to customary conditions. In addition, ORC Fund II has executed a limited guarantee in favor of the Company to guarantee, subject to the limitations described therein, the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including the Parent Termination Fee (as defined below) that may become payable by Parent, as described below.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, to conduct its and its subsidiaries’ businesses in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during this period. The Company has also agreed to (i) forego paying its regular dividend or issuing new shares of Company Common Stock during the period between the execution of the Merger Agreement and the Effective Time and (ii) call a special meeting of the Company’s stockholders for the purpose of obtaining the Requisite Stockholder Approval with respect to the adoption of the Merger Agreement.

Due to the Merger Agreement’s restrictions on the Company’s ability to pay dividends, the Board of Directors of the Company (the “Company Board”) has indefinitely suspended the payment of all dividends to holders of Company Common Stock.

During the period from October 20, 2019 and continuing until 12:00 p.m. Eastern time on November 19, 2019 (the “Go-Shop Period”), the Company is permitted to solicit, initiate or encourage any alternative acquisition proposal and engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect to any acquisition proposal. At the end of the Go-Shop Period, the Company will cease such activities, and be subject to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties or to provide information to and engage in discussions with a third party in relation to an acquisition proposal, subject to certain customary exceptions to permit the Company Board to comply with its fiduciary duties. However, if a third party has submitted an alternative acquisition proposal during the Go-Shop Period that the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, is or would reasonably be expected to result in a Superior Proposal (as defined below) (the person making such an alternative acquisition proposal, an “Exempted Party”), then the Company Board may continue discussions or negotiations with such Exempted Party until the fifteenth day after the Go-Shop Period ends (the “Cut-off Date”).

Prior to obtaining the approval of the Company’s stockholders, the Company Board may change its recommendation that stockholders vote to adopt the Merger Agreement in response to (i) any material event, development, discovery, change or circumstance with respect to the Company that (a) was not known to, or reasonably expected by, the Company Board as of the date of the Merger Agreement and (b) does not relate to (x) any acquisition proposal or (y) the mere fact that the Company meets or exceeds any internal or published projections or other financial or operating metrics, or changes in the market price or trading volume of the Company Common Stock or the credit rating of the Company (an “Intervening Event”) or (ii) an acquisition proposal that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms and, if consummated, would be more favorable from a financial point of view to the Company’s stockholders than the Merger (a “Superior Proposal”) (in which case the Company may also terminate the Merger Agreement to enter into such Superior Proposal, subject to certain conditions including payment of the Company Termination Fee, as described below), if, in either case, the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to change its recommendation in such circumstances would be inconsistent with its fiduciary obligations under applicable law.

Before the Company Board may change its recommendation in connection with an Intervening Event or a Superior Proposal, or terminate the Merger Agreement to accept a Superior Proposal, the Company must provide Parent five business days’ notice in the case of an Intervening Event or four business days’ notice in the case of a Superior Proposal that the Company Board intends to change its recommendation, during which period the Company will negotiate with Parent (to the extent Parent desires to do so) to make adjustments to the terms and conditions of the Merger Agreement (together with any corollary adjustments to the terms and conditions of the Debt Commitment Letter, the Equity Commitment Letter and/or the Limited Guarantee) so as to permit the Company Board to determine that the failure to change its recommendation in respect of the Intervening Event would no longer be inconsistent with its fiduciary duties or that the acquisition proposal no longer constitutes a Superior Proposal, as applicable.

The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the adoption of the Merger Agreement by the Company’s stockholders, (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or all requisite consents pursuant thereto have been obtained, (iii) clearances, approvals and consents required to be obtained under the (a) antitrust laws of Mexico and (b) antitrust laws of Germany, in each case to permit the Merger, shall have been obtained, (iv) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger, and (v) the absence of a Company material adverse effect. The Merger is not subject to approval by the stockholders of Parent or to any financing condition, and Parent represents and warrants in the Merger Agreement that the proceeds of the financing when funded in accordance with the Equity Commitment Letter and Debt Commitment Letter, together with available cash of the Company at closing, will be sufficient to fund all of Parent’s payment obligations under the Merger Agreement and in connection with the transactions contemplated thereby.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, (i) by mutual agreement of the parties to terminate, (ii) by either party if any law or order permanently prohibits consummation of the Merger, the Effective Time has not occurred by 11:59 p.m., Eastern time, on April 20, 2020 (the “Termination Date”) or the requisite approval of the Company’s stockholders is not obtained at the stockholder meeting, (iii) by either party if the other party has breached or failed to perform in any material respect any of its representations and warranties or covenants under the Merger Agreement such that a closing condition is not satisfied (subject to notice and cure and other customary exceptions), (iv) by Parent if the Company Board changes its recommendation to the Company’s stockholders and (v) by the Company to accept a Superior Proposal or if Parent fails to close the Merger when required to do so under the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, including termination by the Company to accept a Superior Proposal, the Company will be required to pay Parent a fee (the “Company Termination Fee”) of (i) $10.3 million in the case of a termination to accept a Superior Proposal from an Exempted Party prior to the Cut-off Date or (ii) $20.6 million in the case of a termination (a) to accept a Superior Proposal with any other party or after the Cut-off Date, (b) if the Company Board changes its recommendation to the Company’s stockholders, or (c) the Company willfully breaches or willfully fails to perform in any material respect its covenants or other agreements relating to the Go-Shop Period or the “no-shop” restrictions. The Merger Agreement also provides that Parent will pay the Company a fee (the “Parent Termination Fee”) of $40 million in the case of a termination due to Parent or Merger Sub materially breaching the Merger Agreement or failing to consummate the Merger when required to do so under the Merger Agreement. The Merger Agreement also provides that upon termination of the Merger Agreement as a result of (i) the Company breaching or failing to perform certain specified representations, warranties, covenants or agreements contained in the Merger Agreement, and such breach is not capable of being cured by the Termination Date, or (ii) the Company failing to obtain the Requisite Stockholder Approval with respect to the adoption of the Merger Agreement, the Company will reimburse Parent, up to $3,000,000, in respect of its documented out-of-pocket transaction-related expenses.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement and (i) may have been qualified by disclosures made to the other party in connection with the negotiation of the Merger Agreement, (ii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws and (iii) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company or Parent.

Item 2.02	Results of Operations and Financial Condition.

On October 21, 2019, the Company issued a press release announcing, among other things, preliminary financial results for the fiscal quarter ended September 30, 2019. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information provided in this Item 2.02, including Exhibit 99.1, is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On October 19, 2019, the Company Board amended the Company’s Amended and Restated Bylaws (the “Bylaws”) by adding a new Article VIII containing a forum selection provision (the “Bylaws Amendment”). The Bylaws Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action or proceeding to interpret, apply enforce or determine the validity of the Certificate of Incorporation or the Bylaws of the Company (including any right, obligation, or remedy thereunder) or (v) any action asserting a claim governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

The foregoing description of the Bylaws Amendment does not purport to be complete, and is qualified in its entirety by reference to, the full text of the Bylaws Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 20, 2019, by and among Iris Parent LLC, Iris Merger Sub 2019, Inc. and Innophos Holdings, Inc.

3.1	Amendment to Innophos Holdings, Inc.’s Amended and Restated Bylaws, dated as of October 19, 2019

99.1	Press Release, dated October 21, 2019

99.2	Communication to Employees, dated October 21, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission (the “SEC”); provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company expects to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant materials concerning the proposed Merger. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed Merger. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (http://www.innophos.com) under the tab “Investor Relations,” then under the heading “Financials” and then under “SEC Filings.” In addition, investors and stockholders may obtain free copies of these documents from the Company by directing a request to Investor Relations, Phone: 1-609-366-1204. Media inquiries can be directed to Ryan Flaim at Sharon Merrill Associates, Phone: 617-542-5300.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information regarding the directors and executive officers of the Company is available in its definitive proxy statement for its 2019 annual meeting, filed with the SEC on April 8, 2019. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed Merger.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K, other than statements of historical fact, are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Forward-looking statements describe the Company’s future plans, objectives, expectations or goals. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurances can be given that these expectations will prove to be correct. Such statements address future events and conditions and include, but are not limited to, statements relating to: (1) Parent’s proposed acquisition of the Company, (2) stockholder and regulatory approvals, (3) the completion of the proposed Merger, (4) the possibility alternative acquisition proposals will be made, (5) the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement, and (6) the expected timing of completion of the proposed Merger. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed Merger; the conditions to closing of the proposed Merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed Merger is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time by transaction-related issues. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in the Company’s most recently filed periodic reports and in other filings made by the Company with the SEC from time to time. Any such forward-looking statement is qualified by reference to these risks and factors. The Company cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements. Forward-looking statements speak only as of the date of the particular statement, and the Company does not undertake to update any forward-looking statement contained herein.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 21, 2019

INNOPHOS HOLDINGS, INC.

By:	/s/ Joshua Horenstein
Name:	Joshua Horenstein
Title:	Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

7